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                                                                  Exhibit 10.32

                                                                      96/1146/RM
                                 ADDENDUM NO. 1

                      attaching to and forming part of the

                        MEDICAL PRACTITIONERS' LIABILITY
                         COMBINED REINSURANCE CONTRACT
           (formerly the Primary Excess Of Loss Reinsurance Contract)

                                  made between

                           INTERMED INSURANCE COMPANY
               of 1903 E.Battlefield, Springfield, Missouri, USA
                  (hereinafter referred to as "the Reassured")

                                      and

                          REINSURERS SIGNATORY HERETO
                 (hereinafter referred to as "the Reinsurers")

With effect from 1st October, 1996, the following amendments are made to this
     Contract:

1.    PREAMBLE is amended to read as follows:

      PREAMBLE

      This Contract is made and entered into between Intermed Insurance Company of 1903 E.Battlefield, Springfield, Missouri, USA (NAIC Code: 33367) (hereinafter refered to as "the Reassured") and the Reinsurers signatory hereto (hereinafter referred to as "the Reinsurers"), on the following terms and conditions:

      This COMBINED REINSURANCE CONTRACT (hereinafter referred to as ~this Contract") comprises two Sections as follows:

      SECTION (1):  PRIMARY EXCESS OF LOSS REINSURANCE

      and

      SECTION (2):  FIRST EXCESS CESSION REINSURANCE


      Unless otherwise specified, the ARTICLES of this Contract shall apply to both Sections, as mentioned above.

2.    ARTICLE 2, COVER LIM1T AND RETENTION is amended to read as follows:

                                   ARTICLE 2

      COVER. LIMIT AND RETENTION

      SECTION (1)

      SECTION (1)(A) below applies to each and every loss, each policy and/or insured.

      SECTION (1)(B) below applies to the sum of the Reassured's SECTION (1)(A) retentions in respect of two or more policies and/or insureds involved in the same loss occurrence.

      The Reinsurers shall accordingly be liable hereunder -


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SECTION (1)(A):

      Whenever the Reassured has paid or advanced or agreed to pay or advance, or become liable to pay on account of a loss under any policy, an amount in excess of US$400,000 Ultimate Net Loss each and every loss, each policy and/or insured, the amount recoverable from the Reinsurers hereunder shall be the amount in excess of US$400,000 Ultimate Net Loss each and every loss, each policy and/or insured, but such amount recoverable shall not exceed up to a further US$1,600,000 Ultimate Net Loss each and every loss, each policy and/or insured.

      and/or

SECTION (1)(B):

      Whenever two or more policies and/or insureds are involved in the same loss occurrence the amount recoverable from the Reinsurers hereunder shall be the amount in excess of US$400,000 Ultimate Net Loss each and every loss occurrence, but such amount recoverable shall not exceed a further US$1,600,000 Ultimate Net Loss each and every loss occurrence.

      Recoveries by the Reassured under SECTION (1)(A) above shall inure to the benefit of the Reinsurers under SECTION (1)(B).

      It is agreed that the maximum overall recovery under SECTION (1)(A) and
      (1)(B) of this Contract combined shall be 300% of the maximum premium payable hereunder for the Contract Period, as determined in ARTICLE 10, PREMIUM.

      It is warranted that the Maximum Original Policy Limit for the purposes of SECTION (1) of this Contract is US$1,000,000, or so deemed, except as respects awards in excess of the Reassured's original policy limits and/or awards arising out of any extra-contractual obligation, both as more fully defined in ARTICLES 8 and 9 of this Contract, where coverage hereon applies to original policies issued for limits up to a maximum of US$2,000,000.

      It is agreed that although the original policies are issued by the Reassured on an occurrence, claims made and claims paid basis, recoveries hereunder shall be made on a claims made basis only.

      It is further agreed that although original policies may contain aggregate coverage, no aggregate coverage shall be provided by SECTION
      (1) of this Contract.

      SECTION (2)

      SECTION (2) of this Contract applies to excess policies coming within the scope of this Contract which are issued by the Reassured for limits in excess of US$1,000,000 each and every loss, each policy and/or insured and/or US$3,000,000 in the aggregate each policy and/or insured where applicable.

      The Reassured shall retain the said underlying limits for its own account but, without projudiee to the above, shall be at liberty to protect that retention by way of Excess of Loss Reinsurance as detailed in SECTION (1) of this contract for its own account and benefit.

      With respect to each such cession, no claim shall be made under SECTION
      (2) of this Contract unless and until the Reassured has paid or advanced, or agreed to pay or advance, an amount in excess of the said underlying limits.

                                                                      96/1146/RM

      The Reinsurers shall then be liable for the amount in excess of the said underlying limits as follows:



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      (A)  up to the difference between US$2,000,000 each and every loss, each policy and/or insured and/or US$4,000,000 in the aggregate each policy and/or insured where applicable and the aforementioned underlying limits of US$1,000,000 each and every loss, each policy and/or insured and/or US$3,000,000 in the aggregate each policy and/or insured where applicable, or

      (B) up to the difference between US$2,000,000 each and every loss, each policy and/or insured and/or US$3,000,000 in the aggregate each policy and/or insured where applicable and the aforementioned underlying limits of US$1,000,000 each and every loss, each policy and/or insured and/or USS$3,000,000 in the aggregate each policy and/or insured where applicable.

      Reinsurers shall be further liable for their proportionate share of loss adjustment expenses as provided for in ARTICLE 12, LOSS REPORTS AND PAYMENTS, SECTION (2).

      In addition to the retention and limits as detailed in SECTIONS (2)(A) and (2)(B) above, should the Reassured incur additional liability from a cession made to SECTION (2) of this Contract as the result of an award in excess of its original policy limit or from any extracontractual obligation, both as more fully defined herein, the Reinsurers shall accept as a separate limit hereunder the additional liability incurred, subject however to the limits available under the underlying Primary Excess of Loss having first been exhausted and the total amount recoverable under SECTION (2) of this Contract in respect of any award(s) in excess of original policy limits and/or extra-contractual obligations being limited to an amount not exceeding one further cession limit in all.

      The Reassured shall be the sole judge of what constitutes "each excess policy" or "in the aggregate" as used in SECTION (2) of this Contract.

      The amount of the Reinsurers' liability hereunder in respect of any loss or losses shell not be increased by reason of the inability of the Reassured to collect from any other Reinsurers, whether specific or general, any amounts which may have become due from them, whether such inability arises from the insolvency of such other Reinsurers or otherwise.

      It is agreed that the maximum overall recovery under SECTION (2) of this Contract shall be limited to US$5,000,000 (exclusive of loss expenses) for the contract period hereon.

SECTIONS (1) AND (2)

      Recoveries under SECTION (1) of this Contract shell be disregarded when calculating the amount of any loss recoverable under SECTION (2). However, the coverage provided under SECTION (1) for all losses, including specific coverage for awards in excess of original policy limits and/or extracontractual obligations, shall be fully exhausted before any amount of loss derived from specific coverage for losses in excess of original policy limits and/or extracontractual obligations can be recoverable under SECTION (2).

      This Contract is a contract of reinsurance separate and distinct from the original policies written by the Reassured.

3.    Items C, D and E of ARTICLE 3, DEFINITIONS are amended to read as follows:

C. For the purposes of this Contract the "claim made" date for any loss recoverable hereunder shall be deemed to be date of the receipt by the Reassured of acceptable notice from its original insured or a representative of its original insured that a claim is being or may be made against that original insured. The date of such receipt shall determine the date of loss for the purposes of this Contract.
                                                                      96/1146/RM

      Furthermore, as regards extended reporting endorsements, the date a claim is made shall determine the date of loss for the purpose of this Contract




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     With regard to SECTION (1) of this Contract only, in the event that two or more policies and/or insureds are involved in the same loss occurrence and there is a difference in the dates claims are made during this Contract Period, or subsequent renewal thereof, the date on which the first claim is made shall establish the date of loss for all related claims arising out of the same loss occurrence. Notwithstanding the foregoing, in any loss occurrence, should any claim made date(s) fall prior to 1st October 1993, it is understood and agreed that those specific loss(es) shall be disregarded for the purposes of determining the Reassured's Ultimate Net Loss hereunder.

D. The term "Annual Period" as used in respect of SECTION (1) of this Contract shall mean the period from 1st October, 1996 to 30th September, 1997, both dates inclusive, and each successive 12 month period thereof within this Contract Period.

E. The term "Contract Period" as used in respect of SECTION (1) of this Contract shall mean the period commencing at October 1st, 1996 and ending at September 30th, 1999 both dates inclusive, or any earlier date of termination as provided for in ARTICLE 11, PERIOD, SECTION (1).

4.   The following is added to ARTICLE 5, EXCLUSIONS:

     4 Policies written in "The Valley," Texas (applicable to SECTION (2) only).

5. ARTICLE 6, NET RETAINED LINES, ARTICLE 7, ULTIMATE NET LOSS and ARTICLE 15, COMMUTATION are deemed to apply to SECTION (1) of this contract only.

6. ARTICLE 8, EXCESS OF ORIGINAL POLICY LIMITS, is amended to read as follows:

                                   ARTICLE 8

EXCESS OF ORIGINAL POLICY LIMITS

SECTION (1)

     As provided for in ARTICLE 7. ULTIMATE NET LOSS, this Contract shall protect the Reassured, within the limits of SECTION (1), in respect of any additional liability incurred by the Reassured as the result of an award in excess of their original policy limit as more fully defined below. The Reinsurers agree that the additional liability so incurred, plus the Reassured's contractual loss, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under SECTION (1) subject always, however, to the amount recoverable hereunder not exceeding the limit of recovery under SECTION (1) as provided in
     ARTICLE 2. COVER LIMIT AND RETENTION.

SECTION (2)

     In addition to the coverage afforded under ARTICLE 4, COVER. LIMIT AND RETENTION, should the Reassured incur additional liability as the result of an award in excess of its original policy limit as more fully defined below, and provided the Reassured shall have first sustained a contractual loss recoverable under SECTION (2) of this Contract, the Reinsurers shall accept as an additional separate limit hereunder their proportion of the additional liability incurred, subject always, however, to the additional amount recoverable hereunder not exceeding the amount of the original cession to this Contract for each and every original policy.

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                                                                    96/l146/RM

SECTION (1) AND SECTION (2)

      Awards in excess of the Reassured's original policy limit are defined as contractual losses which the Reassured would have been contractually liable to pay, had it not been for the limit of the original policy and where such losses in excess of the original policy limit have been incurred because of failure by the Reassured to settle within the original policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

      The claims made date for any such award in excess of the original policy limit shall be deemed, in all circumstances, to be the same as the claims made date of the original claim to which such award attaches.

      However, this Article shall not apply where such awards in excess of original policy limit have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim.

7.    ARTICLE 9, EXTRA-CONTRACTUAL OBLIGATIONS, is amended to read as follows:

                                   ARTICLE 9

EXTRA-CONTRACTUAL OBLIGATIONS

SECTION (1)

      As provided for in ARTICLE 7, ULTIMATE NET LOSS, this Contract shall protect the Reassured within the limits of SECTION (1) in respect of any liability incurred by the Reassured as the result of an award in respect of any extra-contractual obligation, as more fully defined below. The Reinsurers agree that the liability so incurred, plus the Reassured's contractual loss if any, shall be considered as one combined loss for the purposes of the Reassured's retention and of the recovery under SECTION
      (1), subject always, however, to the amount recoverable hereunder not exceeding the limit of recovery under SECTION (1) as provided in ARTICLE
      2. COVER LIMIT AND RETENTION.

SECTION (2)

      In addition to the coverage afforded under ARTICLE 2, COVER. LIMIT AND RETENTION, should the Reassured incur liability as the result of an award in respect of any extra-contractual obligation, as more fully defined below, and provided the Reassured shall have effected a cession hereunder in respect of the policy on which such claim arose, the Reinsurers agree that the liability so incurred shall be considered as a separate loss for the purposes of recovery under this Contract. The Reinsurers shall accept up to one additional separate cession limit hereunder for such extracontractual obligation.



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                                                                96/l146/RM

SECTION (1) AND SECTION (2)

      "Extra-contractual obligations" are defined as those liabilities of the Reassured not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Reassured to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against their insured or in the preparation or prosecution of an appeal consequent upon such action.

      The claims made date for any such extra-contractual obligation shall be deemed, in all circumstances, to be the same as the claims made date of the original claim to which such extracontractual obligation attaches.

      However, this Article shall not apply where such extra-contractual obligations have been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Reassured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim.

8.    ARTICLE 10, PREMIUM. is amended to read as follows:

                                   ARTICLE 10

PREMIUM

SECTION (1)

A. The Reassured shall pay to the Reinsurers for the Annual Periad commencing 1st October, 1996, a Provisional Premium of US$1,000,000 in four equal instalments at 1st October 1st, 1996, 1st January, 1997, 1st April, 1997 and 1st July, 1997.

      The Provisional Premium payable for subsequent Annual Periods shall be as mutually agreed.

B. As soon as practicable after the close of each Annual Period, the Reassured shall render a statement of its cumulative Gross Net Earned Premium Income (as defined herein) and the Reassured shall pay or be paid by the Reinsurers as follows:

      1) if the Contract is in effect for one year, the difference between the annual Provisional Premium and the Premium determined by applying a rate of 10.00% to the Gross Net Earned Premium Income. 12 months after the expiry of the Contract Period a further premium adjustment shall be made by applying a rate of 110.00% to the cumulative Incurred Loss Cost and Expenses recoverable hereunder, to which shall be added a minimum rate of 4.50% of the Gross Net Earned Premium Income. In no event however shall the minimum rate plus 110.00% of the cumulative Incurred Loss Cost and Expenses for the Contract Period exceed a maximum rate of 22.00%;


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                                                                96/1146/RM

2) if the Contract is in effect for two years, the difference between the Provisional Premium for the two years and the premium determined by applying a rate of 10.00% to the cumulative Gross Net Earned Premium Income. 12 months alter the expiry of the Contract Period a further premium adjustment shall be made by applying a rate of 110.00% to the cumulative Incurred Loss Cost and Expenses recoverable hereunder, to which sha11 be added a minimum rate of 4.50% of the cumulative Gross Net Earned Premium Income. In no event however shell the minimum rate plus 110.00% of the cumulative Incurred Loss Cost and Expenses for the Contract Period exceed a maximum rate of 21.50%;

3) if the Contract is in effect for three years, the difference between the Provisional Premium for the three years and the premium determined by applying a rate of 10.00% to the cumulative Gross Net Earned Premium Income. 12 months alter the expiry of the Contract Period a further premium adjustment shall be made by applying a rate of 110.00% to the cumulative Incurred Loss Cost and Expenses recoverable hereunder, to which shall be added a minimum rate of 3.875% of the cumulative Gross Net Earned Premium Income. In no event however shall the minimum rate plus 110.00% of the cumulative Incurred Loss Cost and Expenses for the Contract Period exceed a maximum rate of 20.00%.

C. In the event of cancellation and non-renewal of this Contract, as defined in ARTICLE 11, PERIOD, the maximum rate for the last Annual Period hereon shall be automatically increased by a factor of 1.65, with the resulting Maximum premium for the Contract Period hereon to be calculated accordingly, as determined above.

     Further, in the event of cancellation and non-renewal of this Contract, any unearned premium applicable to policies in force at the effective date of cancellation and non-renewal, including any extended reporting endorsements attached thereto, shall be applied to the last Annual Period hereof, and the unearned premium shell be added to the Gross Net Earned Premium Income accruing to the last Annual Period of this Contract for the purposes of the rating formula

D. The premium determined for the Contract Period shall be re-calculated annually thereafter until all losses for the Contract Period are either settled, or commuted in accordance with ARTICLE 15, COMMUTATION.

E. The term "Gross Net Earned Premium Income. shall, for all purposes of this Contract, be understood to mean the full gross earned amount of the premiums charged by the Reassured to its original insureds, for original policy limits up to US$1,000,000 or so deemed, less cancellations and return premiums and less premiums paid for reinsurances which inure to the benefit of this Contract, but including earned premium income for extended reporting endorsements.

F. For the purpose of this article, the term "cumulative Incurred Loss Cost and Expenses" shall mean, on business the subject matter of this Contract, paid and outstanding losses and loss expenses recoverable under this Contract, and all such incurred losses shall be charged to the Annual Period of this Contract to which the loss or losses fall for the purpose of determining the rate applicable to the Contract Period.

G. It is agreed that in the event of commutation in accordance with ARTICLE 15, COMMUTATION, the difference between the premium paid at that time and the premium adjustment due in consequence of such commutation shall be immediately payable.


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                                                                      96/1146/RM

SECTION (2)

     In consideration of the liabilities undertaken by the Reinsurers in accordance with the terms of this Contract, the Reassured shall pay to the Reinsurers the Original Gross Net Written Premium for limits attaching to this Contract in respect of all policies ceded hereunder.

     The term "Original Gross Net Written Premium for limits attaching to this Contract" shall, for all purposes of this Contract, be understood to mean the full gross amount of the premium charged by the Reassured to its original insureds or allocated by the Reassured for limits in excess of either

(A) up to the difference between US$2,000,000 each and every loss, each policy and/or insured and/or US$4,000,000 in the aggregate each policy and/or insured where applicable and the underlying limits of US$1,000,000 each and every loss, each policy and/or insured and/or US$3,000,000 in the aggregate each policy and/or insured where applicable, or

(B) up to the difference between US$2,000,000 each and every loss, each policy and/or insured and/or US$3,000,000 in the aggregate each policy and/or insured where applicable and the underlying limits of US$1,000,000 each and every loss, each policy and/or insured and/or US$3,000,000 in the aggregate each policy and insured where applicable, less cancellations and return premiums and less an allowance in respect of original commission of 15%.

     Accounts between the parties shall be rendered and settled by the Reassured on a quarterly basis within 60 days following the end of each quarter. Any balance due from the Reinsurers shall be settled by them as soon as possible after the accounts have been rendered to them.

     Such accounts shall detail the transactions during the quarter as follows:

     1.   Original Gross Net Written Premiums ceded to the Reinsurers.

     2.   Original commission allowed by the Reinsurers.

9.   ARTICLE 11, PERIOD, is amended to read as follows:

                                   ARTICLE 11

PERIOD

SECTION (1)

     This Contract takes effect on 1st October, 1996 and applies to claims first made on or after that date as respects Medical Practitioners' Liability (including Dentists' Liability), and all other ancillary coverages as in the original policies.

     This Contract shall remain in full force and effect until 30th September, 1999 but may be terminated at 30th September, 1997, or 30th September, 1998, by either party giving to the other not less than 90 days written notice prior to anniversary date.


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                                                                   96/1146/RM

      In the event of the cancellation and non-renewal of this Contract, the Reinsurers shall continue to be liable hereunder in respect of all claims first made against the Reassured during an additional 60 months reporting period from the effective date of cancellation and non-renewal. In respect of the foregoing, the maximum rate for the last Annual Period hereon shall be automatically increased by a factor of 1.65, with the resulting Maximum premium for the Contract Period hereon to be calculated accordingly, as detailed in ARTICLE 10, PREMIUM. The 60 months reporting period provisions provided above shall not apply to claims first made on new or renewal policies incepting after the effective date of cancellation and non-renewal of this Contract. Further, in the event of cancellation and non-renewal of this Contract, all claims first made against the Reassured during the additional 60 months reporting period shall be applied to the last Annual Period hereof

      The 60 months reporting period provisions provided above shall not be operative if the Reassured replaces the reinsurance coverage afforded by this Contract, whether in part or in fall, or if the Reassured retains the limits provided herein net and for its own account, whether in part or in full.

      If any law or regulation of the Federal, State or Local Government of any jurisdiction in which the Reassured is doing business shall render illegal the arrangements made herein, this Contract can be terminated immediately in so far as it applies to such jurisdiction by the Reassured giving notice to the Reinsurers to such effect.

SECTION (2)

      This Contract takes effect on 1st October, 1996 and applies to claims made on policies incepting or renewed on or after that date, including extended reporting endorsements attaching to any such policies.

      This contract shall remain in full force and effect unless and until cancelled on any subsequent 1st October by either party giving to the other not less than 90 days written prior notice.

      In the event of cancellation, Reinsurers shall continue to be liable hereunder in respect of all claims made on ceded policies, including extended reporting endorsements attached thereto, in force as of the effective date of cancellation until the natural expiry, termination or first anniversary (whichever sooner) of such ceded policies or extended reporting endorsements, but in no event for longer that twelve months, plus odd time, except where such extended reporting endorsements are issued for periods greater than twelve months in which case coverage hereunder will follow such extended reporting endorsements.

      If any law or regulation of the Federal, State or Local Government of any jurisdiction in which the Reassured is doing business shall render illegal the arrangements made herein, this Contract can be terminated immediately in so far as it applies to such jurisdiction by the Reassured giving notice to the Reinsurers to such effect.

                                                                96/1146/RM

10.   ARTICLE 12, LOSS REPORTS AND PAYMENTS, is amended to read as follows:

                                   ARTICLE 12

      LOSS REPORTS AND PAYMENTS

      SECTIONS (1) and (2)

      The Reinsurers agree to abide by all loss settlements of the Reassured, provided such loss settlements are within the terms and conditions of the Reassured's original policies and of this Contract, which at its sole discretion Shall adjust, settle or compromise all losses. All such adjustments, settlements or compromises shall be unconditionally binding upon the Reinsurers, who shall also benefit in due proportion from any salvages, recoveries and compromises effected or negotiated by the Reassured.

      SECTION (1)

      It is a condition precedent to liability hereunder that the Reassured shall advise the Reinsurers by quarterly bordereaux of all paid losses hereunder, and of outstanding losses including any subsequent developments in connection therewith which are reserved by the Reassured at or in excess of $400,000 Ultimate Net Loss.

      Such bordereaux shall be furnished by the Reassured within 60 days following the end of each quarter. The information contained therein shall be in brief summary form but shall be sufficient to enable the individual losses, the nature of each claim, the claim made date and the inception or renewal dates of the policies to which such losses relate, to be readily identified.

      The Bordereaux shall detail, for each individual loss:

      1. The amounts paid by the Reassured and the amounts outstanding in their own books for both indemnity and expenses, as at the end of the quarter under consideration, and the Reinsurers' share thereof.

      2. Indemnity and expense payments made by the Reassured during the quarter under consideration in respect of which reimbursement by the Reinsurers is then required.

      The Reinsurers agree to pay any amount for which they may be liable under this Contract as soon as possible after the quarterly bordereaux have been furnished to them; but in the event of the Reassured sustaining a loss in respect of which the Reinsurers' share amounts to or exceeds $200,000 Ultimate Net Loss, the Reassured shall have the option of requiring the Reinsurers to effect immediate payment outside of the quarterly bordereaux upon submission of proof of loss.

      SECTION (2)

      It is a condition precedent to liability hereunder that the Reassured shall advise the Reinsurers promptly of all losses, and of any subsequent developments in connection therewith, which in the opinion of the Reassured appear likely to involve the liability of the Reinsurers under SECTION (2) of this Contract.

      The Reinsurers agree to pay any amount for which they may be liable immediately upon receipt of reasonable evidence of the amount paid or advanced by the Reassured or scheduled to be paid or advanced by the Reassured.



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                                                                96/1146/RM

11. ARTICLE 14, ACCESS TO RECORDS AND CLAlMS REVIEW is amended to read as follows.

                                   ARTICLE 14

ACCESS TO RECORDS AND CLAIMS REVIEW

SECTIONS (1) AND (2)

     All documents and records in the possession of the Reassured concerning this Contract shall be made available upon reasonable notice at the request of the Reinsurers for inspection at the Reassured's offices by the Reinsurers or their nominated representatives for the purposes of obtaining information concerning this Contract or the subject matter hereof.

     For the avoidance of doubt, it is hereby expressly agreed that the rights given to the Reinsurers by this Article shall continue in effect notwithstanding the expiration of this Contract and shall be exercised at the Reinsurers' own expense.

SECTION (1) ONLY

     In accordance with the above provisions, Reinsurers, at their own expense, shall be afforded the opportunity to appoint an Attorney of their own choice to carry out, on a timely basis, an independent audit of the Reassured's Claims information and Claims procedures and to report to the Reinsurers the result of such review accordingly.

12.  ARTICLE 16. LOSS RESERVES, is amended to read as follows:

LOSS AND UNEARNED PREMIUM RESERVES

ARTICLE 16

     This Article applies only to those Reinsurers signatory hereto who do not qualify for credit under the regulations of the State insurance authorities or departments which have jurisdiction over the Reassured's loss reserves and unearned premium reserves. Any references to loss reserves in this Article shall apply to SECTION (1) and SECTION (2) but references to unearned premium reserves shall only apply to SECTION (2).

     The Reassured agree that when, for its Annual Convention Statement purposes, it files with the authorities or departments mentioned above or sets up in its books statutory reserves for known outstanding losses and allocated loss expenses reinsured by this Contract or for unearned premium in respect of business coming within the scope of this Contract, it shell forward to the Reinsurers a clear statement of the Reinsurers' proportion of those reserves detailing separately the amounts involved for known outstanding losses and allocated loss expenses and for unearned premium and also how those amounts are calculated.

     The Reinsurers, promptly upon receipt of the Reassured's statement, shall apply for and secure delivery to the Reassured of clean, irrevocable and unconditional Letters of Credit, in amounts equal to their proportion of the stated reserves. Under no circumstances shall any amount relating to reserves in respect of losses or loss expenses Incurred But Not Reported be included in the amount of the Letter of Credit.

     All Letters of Credit procured pursuant to this Contract shall be issued by a Bank which is a Member of the Federal Reserve and shall be in fall conformity with the requirements of the authorities or departments mentioned in the first paragraph of this Article current at the date of the Reassured's statement. Further, they shall be "Evergreen" in that they shall be issued for an initial period of not less than one year and shall be automatically extended for one year from their original expiration dates and subsequently from their extended expiration dates unless and until, at least thirty days before any expiration date, the issuing bank gives notice to the Reassured by registered mail that the issuing bank elects not to extend the life of the Letter of Credit in question beyond its forthcoming expiration date.

      In consideration of the agreement of the Reinsurers to furnish such Letters of Credit to the Reassured to enable it to obtain credit for the reinsurance provided under this Contract, the Reassured hereby undertake to hold such Letters of Credit and the proceeds of any drawings made upon them in trust for the Reinsurers and to use and apply the proceeds of any such drawings for the following purposes only:

      a. To pay the Reinsurers' share or to reimburse the Reassured for that share of any liability for loss or allocated loss expense reinsured by this Contract or of any refund of unearned premium;

      b. To refund to the Reinsurers any balance by which the amount of the Letter of Credit exceeds the Reinsurers' proportion of any liability for loss or allocated loss expense reinsured by this Contract or of any refund of unearned premium.

      c. In the event that one or more of the Reinsurers participating in the Letter of Credit gives timely notice of cancellation or non-renewal of their participation in the Letter of Credit and provided that the obligations secured by the Letter of Credit remain unliquidated and undischarged at the time of receipt by the Reassured of such notice, to create a cash deposit account, separate from their own assets, in an amount equal to the participation of the canceling or non-renewing Reinsurer(s) in the Letter of Credit. That cash deposit account may then be used as in sub-paragraphs a and b above. It is understood and agreed that this procedure may only be implemented before the expiry of the notice period in respect of cancellation or non-renewal and that if it is implemented, the Reassured will ensure that a rate of interest is obtained for the Reinsurers on such a deposit account that is at least equal to the rate which would be paid by Citibank N.A. in New York, and further that the Reassured will account to the Reinsurers on an annual basis for all interest accruing on the cash deposit account for the benefit of the Reinsurers.

      The issuing bank shall have no responsibility whatsoever in connection with the propriety of drawings made by the Reassured on the Letters of Credit issued under this Contract or in connection with the disposition of any funds so withdrawn, except to ensure that drawings are made only upon the order of properly authorized representatives of the Reassured.

      All Letters of Credit procured for the Reassured under this Contract shall be adjusted at annual intervals, or more frequently as agreed (but never more frequently than quarterly), to reflect the current balance of the Reinsurers' proportion of the Reassured's known outstanding loss and allocated loss expense reserves and unearned premium reserves and the Reassured shall produce a statement for this purpose detailed in the same way as the original statement on the basis of which such Letters of Credit were first issued. If the statement shows that the Reinsurers' proportion of such losses and allocated expenses or unearned premium reserves exceeds the current amount of the Letters of Credit, the Reinsurers shall, within thirty days after receipt of the statement secure the amendment of the Letters of Credit increasing their amount to the amount of the current balance of these items. If, however, the statement, shows that the Reinsurers' proportion of the current balance of those items is less than the amount of the Letters of Credit the Reassured shall, within thirty days of receipt of a written request from the Reinsurers to do so, facilitate the release of the excessive security by authorizing the amendment of the Letters of Credit so as to reduce their amount to the current balance required.

      Under no circumstances shall any excessive security so determined be applied towards securing the Reassured's reserves for losses or loss expenses Incurred But Not Reported.

      All expenses incurred in the establishment or maintenance of such Letters of Credit shell be for the account of the Reinsurers.

ALL OTHER TERMS AND CONDITIONS REMAIN UNALTERED.

IN WITNESS WHEREOF the parties hereto have, by their duly authorized representative, executed this Contract as follows:

Signed in Springfield, Missouri, this                         day of
199


For and on behalf of the Reassured:
INTERMED INSURANCE COMPANY




And for the Reinsurers by means of and in accordance with the attached schedules which shall be considered to form an integral part of this Contract.

                                   SCHEDULE B

                        Attaching to and forming part of

                                 ADDENDUM NO. 1

                                     to the

                        MEDICAL PRACTITIONERS' LIABILITY
                         COMBINED REINSURANCE CONTRACT

                                effected between

                           INTERMED INSURANCE COMPANY
                            of Springfield, Missouri
                  (hereinafter referred to as the "Reassured")

                                      and

                          REINSURERS SIGNATORY HERETO
                 (hereinafter referred to as the "Reinsurers")

Signed in London, England this ______ day of __________ 199

The London Insurance and Reinsurance Market Association for and on behalf of the following Reinsurers:


7.08%  SPHERE DRAKE (UNDERWRITING) LIMITED
       For and on behalf of:
       SPHERE DRAKE INSURANCE PLC
       Ref: 96MWDCA14284
       LIRMA Ref: S0289